Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 02/28/2025 01:43 PM
Original ID: 2021-001000290
Amendment ID: 2025-005627017

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Vocodia Holdings Corp.

2. Article number(s) V. is amended as follows:
See checklist below for article number information.

The number of authorized common shares of the Corporation shall be 15,000,000,000 (Fifteen Billion) par value $.0001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 02/24/2025
(Date – mm/dd/yyyy)

Received
FEB 2 8 2025
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

DocuSigned by:
Brian Podolak
08C39D0FC7164CF...

Signature: ______________________
(May be executed by Chairman of Board, President or another of its officers.)

Date: 02/25/2025
(mm/dd/yyyy)

Print Name: Brian Podolak

Title: Co-Founder, Chairman, CEO

Contact Person: Brian Podolak

Daytime Phone Number: 561-271-8275

Email: Brian@vocodia.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☑ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☑ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

RECEIPT INFORMATION

Receipt #: **004119485**
Receipt Date: **02/28/2025**
Processed By: **Sadye Powell**

JONATHAN D. LEINWAND, P.A.
IOLTA ACCOUNT
18305 BISCAYNE BLVD
SUITE 200
AVENTURA, FL 33160

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2025-005627017	1	$60.00	$60.00

TOTAL CHARGES PAID $60.00

Description of Payment	Reference	Amount
Payment-Check / Money Order	3019	$60.00

TOTAL PAYMENT $60.00

In Reference To:
Vocodia Holdings Corp (2021-001000290); Amendment ID: 2025-005627017

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov